UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2019

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 15, 2019, Tenneco Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below. A copy of the press release announcing the voting results is attached as Exhibit 99.1.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
SungHwan Cho	47,300,910	1,818,379	96,371	3,756,730
Thomas C. Freyman	48,700,538	451,653	63,469	3,756,730
Denise Gray	48,893,787	260,464	61,409	3,756,730
Brian J. Kesseler	47,863,424	1,268,860	83,376	3,756,730
Dennis J. Letham	48,417,744	733,475	64,441	3,756,730
James S. Metcalf	48,637,254	469,817	108,589	3,756,730
Roger B. Porter	48,162,297	1,001,481	51,882	3,756,730
David B. Price, Jr.	48,329,302	821,951	64,407	3,756,730
Gregg M. Sherrill	47,965,170	1,210,285	40,205	3,756,730
Jane L. Warner	47,909,588	1,268,343	37,729	3,756,730
Roger J. Wood	48,087,013	1,086,240	42,407	3,756,730

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for 2019 was approved based upon the following votes:

Votes for	52,494,890
Votes against	378,168
Abstentions	99,332

There were no broker non-votes for this item.

3. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding vote:

Votes for	45,227,014
Votes against	3,632,705
Abstentions	355,941
Broker non-votes	3,756,730

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 16, 2019	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary